EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Defense Technology Systems, Inc.
(the "Company") on Form 10-KSB for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), we, Daniel McPhee, President and Chief Executive Officer of the Company, and Philip
J. Rauch, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Daniel McPhee
----------------------------
Daniel McPhee, President and
Chief Executive Officer
July 26, 2005

/s/ Philip J. Rauch
--------------------------------
Philip J. Rauch, Chief Financial
Officer
July 26, 2005